                   THE TRANSFER OF THIS WARRANT IS SUBJECT TO
                   RESTRICTIONS CONTAINED HEREIN. THIS WARRANT
                      HAS BEEN ISSUED IN RELIANCE UPON THE
                  REPRESENTATION OF THE HOLDER THAT IT HAS BEEN
                  ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH
                 A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION
                  THEREOF.  NEITHER THIS WARRANT NOR THE SHARES
                   ISSUABLE UPON THE EXERCISE OF THIS WARRANT,
                    HAVE BEEN REGISTERED UNDER THE SECURITIES
                    ACT OF 1933 OR ANY STATE SECURITIES LAWS.


                               DAOU SYSTEMS, INC.

                 SERIES A PREFERRED STOCK PURCHASE WARRANT NO. 1


To Subscribe for and Purchase                                   October 26, 1995
Shares of Series A Preferred Stock
of DAOU SYSTEMS, INC.



                              VOID AFTER 5:00 P.M.,
                                  PACIFIC TIME
                                OCTOBER 26, 2000



     THIS CERTIFIES that, for value received, Needham & Company, Inc., or its registered assigns (the "HOLDER"), is entitled to subscribe for and purchase from DAOU SYSTEMS, INC., a California corporation (hereinafter called the "CORPORATION"), up to Ninety-Two Thousand and Nine Hundred and Thirty-Nine (92,939) shares (subject to adjustment as hereinafter provided) of fully paid and non-assessable Series A Preferred Stock of the Corporation, (the "SERIES A PREFERRED STOCK"), at the price per share equal to Seven Dollars ($7.00) per share (such price as from time to time to be adjusted as hereinafter provided being hereinafter called the "WARRANT PRICE"), at any time from the date hereof but at or prior to 5:00 p.m. Pacific time on October 26, 2000, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and any Warrant or Warrants subsequently issued upon exchange or transfer hereof are hereinafter collectively called the "WARRANT."

     Section 1. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to fractional shares) at any time or from time to time in part, but not as to a fractional share of Series A Preferred Stock, by the completion of the purchase form attached hereto and by the surrender of this Warrant (properly endorsed) at the office of the Corporation as it may designate by notice in writing to the Holder hereof at the address of the Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in cash or by certified or official bank check, for each share being purchased. At the option of Holder, the Warrant Price will be payable by surrendering shares of Series A Preferred Stock in good form for transfer owned by the Holder and having a fair market value on the date of exercise equal to the Price. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Series A Preferred Stock so purchased, registered in the name of the Holder, or its nominee or other party designated in the purchase form by the Holder hereof, will be delivered to the Holder within 30 business days after the date in which the rights represented by this Warrant will have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant will not then have been exercised will also be issued to the Holder within such time.
The person in whose name any certificate for shares of Series A Preferred Stock is issued upon exercise of this Warrant will for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant Price, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person will be deemed to have become the Holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares will be issued upon exercise of this Warrant and no payment or adjustment will be made upon any exercise on account of any cash dividends on the Series A Preferred Stock issued upon such exercise. If any fractional interest in a share of Series A Preferred Stock would, except for the provision of this SECTION 1, be delivered upon such exercise, the Corporation, in lieu of delivery of a fractional share thereof, will pay to the Holder an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation (the "BOARD").

     Section 2. STOCK SPLITS, CONSOLIDATION, MERGER AND SALE. In the event that after the issuance of the shares of Series A Preferred Stock into which this Warrant may be exercised the outstanding shares of Series A Preferred Stock will be split, combined or consolidated, by dividend, reclassification or otherwise, into a greater or lesser number of shares of Series A Preferred Stock, the Warrant Price in effect immediately prior to such combination or consolidation and the number of shares purchasable under this Warrant will, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted. If there will be effected any consolidation or merger of the Corporation with another corporation, or a sale of all or substantially all of the Corporation's assets to another corporation, then (1) the Holder will receive no less than 10 days advance notice of the closing of such transaction,
(2) this Warrant will become exercisable in full at or on the closing of such transaction and (3) this Warrant will terminate immediately after the closing of such transaction.

          (1)  STOCK TO BE RESERVED.

               (a) The Corporation will at all times reserve and keep available out of its authorized Series A Preferred Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Series A Preferred Stock as will then be issuable upon the exercise of this Warrant. The Corporation will from time to time in accordance with applicable law increase the authorized amount of its Series A Preferred Stock if at any time the number of shares of Series A Preferred Stock remaining unissued and available for issuance will not be sufficient to permit exercise of this Warrant. The Corporation covenants that all shares of Series A Preferred Stock which will be so issued will be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation will take all such action as may be necessary to assure that all such shares of Series A Preferred Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which shares of capital stock of the Corporation may be listed.

               (b) The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of the Series A Preferred Stock issuable upon exercise of this Warrant as herein provided, such number of shares of Common Stock as will then be issuable upon conversion of the Series A Preferred Stock issuable upon exercise of this Warrant. The Corporation will from time to time in accordance with applicable law increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance will not be sufficient to permit conversion of the shares of Series A Preferred Stock issuable upon exercise of this Warrant. The Corporation covenants that all shares of Common Stock which will be so issued will be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation will take all such action as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which shares of capital stock of the Corporation may be listed.

          (2) ISSUE TAX. The issuance of certificates for shares of Series A Preferred Stock upon exercise of this Warrant will be made without charge to the Holders of this Warrant for any issuance tax in respect thereof provided that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder of this Warrant.

     Section 3. CONVERSION OF SERIES A PREFERRED STOCK INTO COMMON STOCK. Upon conversion of all of the issued and outstanding shares of the Corporation's Series A Preferred Stock into Common Stock, this Warrant will automatically be exercisable only into Common Stock in an amount equal to such number of shares of Common Stock of the Corporation as the Holder hereof would have received had this Warrant been exercised in full for Series A Preferred Stock and then converted into Common Stock on the date all issued and outstanding shares of Series A Preferred Stock converted into Common Stock. The Warrant Price in effect immediately prior to such conversion will, concurrently with the effectiveness of such conversion, be proportionally adjusted. Upon such conversion of Series A Preferred Stock into Common Stock, all references under this Warrant to Series A Preferred Stock will be deemed to be references to Common Stock.

     Section 4.  NOTICES OF RECORD DATES.  In the event of

          (1) any taking by the Corporation of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (2) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

          (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then and in each such event the Corporation will give notice to the Holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the Holders of record of Series A Preferred Stock will be entitled to exchange their shares of Series A Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice will be given at least 10 days prior to the date therein specified.

     Section 5. NO SHAREHOLDER RIGHTS OR LIABILITIES. This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Series A Preferred Stock, and no mere enumeration hereon of the rights or privileges of the Holder hereof, will give rise to any liability of such Holder for the Warrant Price or as a shareholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

     Section 6. REGISTRATION RIGHTS. The holder(s) of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock issued or issuable upon exercise of this Warrant will have the registration rights set forth in the Investors' Rights Agreement, dated October 26, 1995, as amended to date (the "INVESTORS RIGHTS AGREEMENT"), a copy of which has been provided to the

Holder, and the Corporation agrees to use its best efforts to obtain the necessary approvals and authorizations to make the Common Stock issuable upon exercise of this Warrant "Registrable Securities" as defined in the Investors Rights Agreement.

     Section 7.  REPRESENTATIONS OF HOLDER.

     The Holder hereby represents and acknowledges to the Corporation that:

          (1) this Warrant, the Series A Preferred Stock issuable upon exercise of this Warrant, and the Common Stock issuable upon conversion of the Series A Preferred Stock, and any securities issued with respect to any of them by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation or other reorganization will be "restricted securities" as such term is used in the rules and regulations under the Securities Act and that such securities have not been and will not be registered under the Securities Act of 1933 (the "SECURITIES ACT") or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

          (2) the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

          (3) the Holder has either a pre-existing personal or business relationship with the Corporation or one of its officers, directors or controlling persons;

          (4) the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant, the Series A Preferred Stock of the Corporation issuable upon exercise of this Warrant or the Common Stock of the Corporation issuable upon conversion of the Series A Preferred Stock and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws;

          (5) the Holder is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "COMMISSION") and an "excluded purchaser" within the meaning of Section 25102(f) of the California Corporate Securities Law of 1968; and

          (6) the Corporation may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares of Series A Preferred Stock (or other securities) issued upon exercise of this Warrant and the shares of Common Stock issued upon conversion of the Series A Preferred Stock ("WARRANT SHARES"):

          "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     Section 8. NOTICE OF PROPOSED TRANSFERS. The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this
SECTION 8. Prior to any proposed transfer of this Warrant or any Warrant Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder of such securities will give written notice to the Corporation of such Holder's intention to effect such transfer. Each such notice will describe the manner and circumstances of the proposed transfer in sufficient detail, and will be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who will be reasonably satisfactory to the Corporation addressed to the Corporation and reasonably satisfactory in form and substance to the Corporation's counsel, to the effect that the proposed transfer of the Warrant and/or Warrant Shares may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto, whereupon the Holder of such securities will be entitled to transfer such securities in accordance with the terms of the notice delivered by the Holder to the Corporation. Each new certificate evidencing the Warrant and/or Warrant Shares so transferred will bear the appropriate restrictive legends set forth in SECTION 7, except that such certificate will not bear such restrictive legend if, in the opinion of counsel for the Corporation, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

     Section 9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which will, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant will constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant will be at any time enforceable by anyone.

     Section 10. PRESENTMENT. Prior to due presentment of this Warrant together with a completed assignment form attached hereto for registration of transfer, the Corporation may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Corporation will not be affected by any notice to the contrary.

     Section 11. NOTICE. Notice or demand pursuant to this Warrant will be sufficiently given or made, if sent by first-class mail, postage prepaid, addressed, if to the Holder of this Warrant, to the Holder at its last known address as it will appear in the records of the Corporation, and if to the Corporation, at 10360 Sorrento Valley Road, San Diego, California 92121, Attention: Secretary. The Corporation may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this SECTION 11 for the giving of notice.

     Section 12. GOVERNING LAW. The validity, interpretation and performance of this Warrant will be governed by the laws of the State of California without regard to principles of conflicts of laws.

     Section 13. SUCCESSORS, ASSIGNS. Subject to the restrictions on transfer by Holder set forth in SECTION 8, all the terms and provisions of the Warrant will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     Section 14. AMENDMENT; MAJORITY IN INTEREST. This Warrant may be modified, amended or terminated by a writing signed by the Corporation and Holder hereof (or if Warrants have been issued upon exchange or transfer hereof, the holders of the majority in interest ("MAJORITY IN INTEREST'S") thereof).
Any action relating to the Warrants approved by a Majority in Interest will be binding upon all of the holders of the Warrants irrespective of whether any holder individually acted to approve or disapprove such action.

     Section 15. SEVERABILITY. Should any part but not the whole of this Warrant for any reason be declared invalid, such decision will not affect the validity of any remaining portion, which remaining portion will remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.








                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on and as of the day and year first above written by one of its officers thereunto duly authorized.

                                    DAOU SYSTEMS, INC., a California corporation



Dated: October 26, 1995             By: /s/ Georges Daou
                                        ---------------------------------------
                                    Georges Daou
                                    Chief Executive Officer



     The undersigned Holder agrees and accepts this Warrant and acknowledges that it has read and confirms each of the representations contained in
SECTION 7.

                                    NEEDHAM & COMPANY, INC.


                                    By: /s/ Bernard Lirola
                                        ---------------------------------------
                                    Bernard Lirola, Managing Director








                         [SIGNATURE PAGE TO DAOU SYSTEMS
                   SERIES A PREFERRED STOCK PURCHASE WARRANT]

                               DAOU SYSTEMS, INC.
                            SERIES A PREFERRED STOCK
                                  PURCHASE FORM



(To be executed by the Warrant Holder if he desires to exercise the Warrant in whole or in part)

To:  Daou Systems, Inc.

          The undersigned, whose Social Security or other identifying number is ___________________, hereby irrevocably elects the right of purchase represented by the within Warrant for, and to purchase thereunder,_________________________ _____________________________________ shares of securities provided for therein and tenders payment herewith to the order of

                               Daou Systems, Inc.
                                in the amount of

                                $_______________

The undersigned requests that certificates for such shares be issued as follows:


Name:
      -------------------------------------------
Address:
         ----------------------------------------
Deliver to:
            -------------------------------------
Address:
         ----------------------------------------


and, if said number of shares will not be all the shares purchasable hereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below Address:
                                      -----------------------------------------



Dated:                   , 19
       -----------------     --


                                   Signature____________________ (Signature must conform in all respects to the name of the Warrant Holder as specified on the face of the Warrant, without alteration, enlargement or any change whatsoever)

                                   ASSIGNMENT



(To be executed by the Warrant Holder if he desires to effect a transfer of the Warrant)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________________________________
whose Social Security or other identification number is _____________________ [residing/located] at ___________________________________________________ the
attached Warrant, and appoints _____________________________________ residing at __________________________________________________________________________
the undersigned's attorney-in-fact to transfer said Warrant on the books of the Corporation, with full power of substitution in the premises.


Dated:                  , 19  .
       ----------------     --

In the presence of:


-------------------------   -----------------
                              (Signature must conform in all respects to the name of the Warrant Holder as specified on the face of the Warrant, without alteration, enlargement or any change whatsoever).